Exhibit 5


GOODMAN AND CARR LLP                                                 Jay Goldman
Barristers and Solicitors                              Direct Line: 416.595.2409
Suite 2300, 200 King Street West                 E-mail: goldman@goodmancarr.com
                                                         -----------------------
Toronto, Ontario                                             File Number:0000181
Canada  M5H 3W5


December 13, 2002

The Board of Directors of Altair Nanotechnologies Inc.
1725 Sheridan Avenue, Suite 140
Cody, Wyoming  82414


Dear Sirs/Mesdames:


Re:      Registration Statement on Form S-3
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We have acted as Canadian counsel to Altair Nanotechnologies Inc., a corporation incorporated under the Canada Business Corporation Act (the "Corporation") in connection with the preparation of the Corporation's Registration Statement on Form S-3 to which this letter is filed as an exhibit (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of common shares (the "Common Shares") of the Corporation for sale by the selling shareholders identified in the Registration Statement. In connection with the opinions hereinafter expressed, we have conducted or caused to be conducted such searches as we have considered necessary, advisable or relevant. We have also prepared or examined all such documents, corporate records of the Corporation, certificates of officers of the Corporation, and other materials as we considered advisable or relevant. We have also examined such statutes, corporate and public records and other documents including certificates or statements of public officials, and considered such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. For the purposes of the opinions set forth below, we have assumed, with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic or original documents of all documents submitted to us as certified, conformed, telecopied or photostatic copies and the legal capacity at all relevant times of any natural person signing any such document.

We are solicitors qualified to carry on the practice of law in the Province of Ontario only. We express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of Ontario and the federal laws of Canada applicable therein as such laws exist on the date hereof.

Based upon and subject to the foregoing, we are of the opinion that:

(a) (i) the 1,500,000 Common Shares registered under the Registration Statement and described therein as having been acquired by Doral 18, LLC pursuant to a note amendment agreement dated November 21, 2002 (the "Note Amendment Agreement");

         (ii) the 500,000 Common Shares registered under the Registration Statement and described therein as having been acquired by Cranshire Capital L.P. on November 26, 2002;

         (iii) the 250,000 Common Shares registered under the Registration Statement and described therein as having been acquired by Vertical Ventures, LLC on November 26, 2002;

         (iv) the 250,000 Common Shares registered under the Registration Statement and described therein as having been acquired by Omicron Master Trust on November 26, 2002;

         (v)  the  62,500  Common  Shares   registered  under  the  Registration
         Statement and described therein as having been acquired by ICN Capital Ltd. on November 26, 2002;

         (vi) the 250,000 Common Shares registered under the Registration Statement and described therein as having been acquired by Photon Fund Ltd. on November 26, 2002; and

         (vii) the 250,000 Common Shares registered under the Registration Statement and described therein as having been acquired by Lionhart Aurora Fund Ltd. on November 26, 2002,

         have been legally issued as fully paid and non-assessable shares;

(b) assuming such Common Shares are issued in compliance with the terms and conditions of governing warrants and full payment is received therefor, the Common Shares registered under the Registration Statement and issuable upon exercise of :

         (i)  750,000  warrants  to  purchase  Common  Shares  described  in the
         Registration   Statement  as  being  purchased  pursuant  to  the  Note
         Amendment Agreement;

         (ii) 187,500 warrants to purchase Common Shares described in the Registration Statement as being purchased by Cranshire Capital, L.P. on November 26, 2002;

         (iii) 93,750 warrants to purchase Common Shares described in the Registration Statement as being purchased by Vertical Ventures, LLC on November 26, 2002;

         (iv) 93,750 warrants to purchase Common Shares described in the Registration Statement as being purchased by Omicron Master Trust on November 26, 2002;

         (v) 23,438 warrants to purchase Common Shares described in the Registration Statement as being purchased by ICN Capital Ltd. on November 26, 2002;

         (vi) 93,750 warrants to purchase Common Shares described in the Registration Statement as being purchased by Photon Fund Ltd. on November 26, 2002; and

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

         (vii) 93,750 warrants to purchase Common Shares described in the Registration Statement as being purchased by Lionhart Aurora Fund Ltd. on November 26, 2002, will, if and when issued, be legally issued as fully paid and non-assessable shares; and

(c) assuming such Common Shares are issued in compliance with the terms and conditions of the Second Amended and Restated Secured Term Note dated November 21, 2002 (the "Amended Note"), the 3,804,348 Common Shares registered under the Registration Statement and issuable upon conversion pursuant to the Amended Note will, if and when issued, be legally issued as fully paid and non-assessable shares.

We hereby consent to the reference to our firm under "Legal Matters" in the prospectus which constitutes a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Yours truly,

Goodman and Carr LLP

/s/ Goodman and Carr LLP




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